Exhibit 10.2

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT IN THE AMOUNT OF US$5,000,000

BY AND AMONG

ENCORE BRANDS, INC., as Borrower,

NORTHRIDGE MILLS HOLDINGS, INC., as Guarantor,

AND

TCA GLOBAL CREDIT MASTER FUND, LP, as Lender

August 31, 2013

SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT

This SENIOR SECURED REVOLVING CREDIT FACILITY AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of August 31, 2013 and effective as of December [●], 2013 (the “Closing Date”), is executed by and among (i) ENCORE BRANDS, INC., a corporation incorporated under the laws of the State of Nevada (the “Borrower”), (ii) NORTHRIDGE MILLS HOLDINGS, INC., a corporation  incorporated  under  the  laws  of  the  State  of  California  and  an  affiliate  of  the Borrower (“Northridge”), and any Person to hereafter become a Subsidiary of the Borrower pursuant to Section 3.4 hereof, as joint and several guarantors (together, jointly and severally, the “Guarantors” and together with the Borrower, the “CreditParties”), and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”).

WHEREAS, Borrower has requested that Lender extend a senior secured revolving credit facility to Borrower of up to Five Million and No/100 United States Dollars (US$5,000,000) for purposes of, inter alia, acquiring all of the common stock of Northridge (as hereinafter defined), for working capital financing for Borrower, and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrower of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS,  Northridge  is  currently an  affiliate  of  the  Borrower  and  is  receiving  a substantial benefit and certain proceeds of the Loan and, following the purchase of the common stock of Northridge by the Borrower contemplated herein, Northridge will become a Subsidiary of the Borrower;

WHEREAS, as a material inducement for Lender to make loans and extensions of credit to Borrower pursuant to the terms and conditions set forth herein, (i) the Guarantors have, inter alia, agreed to execute Guaranty Agreements in favor of Lender, whereby each Guarantor shall guarantee any and all of the Borrower’s Obligations owed under this Agreement and under any other Loan Document, (ii) the Credit Parties have, inter alia, agreed to execute Security Agreements in favor of Lender, whereby each Credit Party shall grant to the Lender a first priority security interest in and lien upon all of its existing and after-acquired tangible and intangible assets, and (iii)  the  Pledgor  (as  hereinafter  defined) has  agreed  to  execute the Pledge Agreement in favor of Lender, whereby the Pledgor shall pledge to the Lender all of its right, title and interest in and to, and provide a first priority lien and security interest on, all of the issued and outstanding shares of common stock of the Pledged Company (as defined herein), as security for the payment and performance of any and all Obligations owed under this Agreement and under any other Loan Document.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.         DEFINITIONS.

1.1       Defined Terms.   For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)       “Account”   shall   mean,   individually,   and   “Accounts”   shall   mean, collectively, any and all accounts (as such term is defined in the UCC) of any Credit Party.

(b)       “Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of any Credit Party shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with such Credit Party.  With respect to an Affiliate of Lender or a Credit Party, an entity shall be deemed to be “controlled by” another entity if such other  entity possesses,  directly  or  indirectly,  power  to  direct  or  cause  the  direction  of  the management and policies of such entity, whether by contract, ownership of voting securities, membership interests or otherwise.

(c)       “Agreement” shall mean this Senior Secured Revolving Credit Facility Agreement by and among the Borrower, the Guarantors and the Lender.

(d)       “Asset Monitoring Fee” shall have the meaning given to it in Section 2.2(a) hereof.

(e)       “Borrower” shall have the meaning given to it in the preamble hereof.

(f)        “Borrowing Base Amount” shall mean, if the Reserve Amount has not been fully collected by Lender as of the date the Borrowing Base Amount is calculated, then an amount,  expressed  in  Dollars,  equal  to  eighty  percent  (80%)  of  the  amount  of  funds  then available in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less the  Reserve  Amount,  less  any interest  or  fees  then  due  and  payable  to  Lender  under  this Agreement.  If the Reserve Amount has been fully collected by Lender in the Lock Box Account as of the date the Borrowing Base Amount is calculated, then an amount, expressed in Dollars, equal to one hundred percent (100%) of the amount of funds then available in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less the Reserve Amount, less any principal, interest or fees then due and payable to Lender under this Agreement.

(g)       “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of New York.

(h)       “BSA” shall have the meaning given to it in Section 13.22 hereof.

(i)        “Capital Expenditures”  shall  mean  expenditures  (including  Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(j)        “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of any Credit Party prepared in accordance with GAAP.

(k)       “Change in Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of any Credit Party, which results in any change in the identity of the individuals or entities in Control of any Credit Party as of the Closing Date, or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling the Credit Parties, which could result in a change in the identity of the individuals or entities in Control of the Credit Parties as of the Closing Date.

(l)        “Closing Date” shall have the meaning specified in the preamble hereto.

(m)      “Collateral”   shall mean “Collateral”  as defined in the Security Agreements.

(n)       “Common Stock” shall mean the common stock of the Borrower, par value $0.001 per share.

(o)       “Communication” shall have the meaning given to it in Section 13.17 hereof.

(p)       “Confession of Judgment”  shall  mean  the  confession  of  judgment executed by the Credit Parties in favor of the Lender, the form of which is attached hereto as Exhibit A.

(q)       “Contingent Liability”   and   “Contingent Liabilities”   shall   mean, respectively,  each obligation and liability of any Credit Party and  all such obligations and liabilities of such Credit Party incurred pursuant to any agreement, undertaking or arrangement by which such Credit Party, either: (i) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without  limitation,  any indebtedness,  dividend  or  other  obligation  which  may be  issued  or incurred at some future time; (ii) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertakes or agrees (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(r)        “Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(s)       “Credit Party(ies)” shall have the meaning given to it in the preamble hereof.

(t)        “Customer” shall mean any Person who is obligated to any Credit Party for any Receipts.

(u)       “Default Rate” shall  mean  a per  annum  rate  of  interest  equal  to  the highest rate permitted by applicable law.

(v)       “Depreciation” shall mean the total amounts added to depreciation, amortization,  obsolescence,  valuation  and  other  proper  reserves,  as  reflected  on  the  Credit Parties’ financial statements and determined in accordance with GAAP.

(w)      “Dollars” or “$” means lawful currency of the United States of America.

(x)       “EBIDTA” shall mean, for any period, the sum of the following: (i) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period; plus (ii) interest expense; plus (iii) income and franchise taxes payable or accrued; plus (iv) Depreciation for such period; plus (v) all other non-cash charges; plus (vi) management fees; plus (vii) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement; minus (viii) that portion of Net Income arising out of the sale of assets outside of the Ordinary Course of Business (to the extent not previously excluded under clause (i) of this definition), in each case to the extent included in determining Net Income for such period.

(y)       “Employee Plan” includes  any pension,  stock  bonus,  employee  stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or  other employee benefit  plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Credit Parties described from time to time in the financial statements of the Credit Parties and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi- employer plan, maintained or administered by the Credit Parties or to which the Credit Parties are a party or may have any liability or by which is the Credit Parties are bound.

(z)       “EnvironmentalLaws” shall mean all federal, state, district, local and foreign  laws,  rules,  regulations,  ordinances,  and  consent  decrees  relating  to  health,  safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Credit Parties’ business or facilities owned or operated by the Credit Parties, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or  subsurface  strata)   or  otherwise  relating   to  the  generation,  manufacture,  processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(aa)     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(bb)     “Event of Default” shall mean any of the events or conditions set forth in Section 11 hereof.

(cc)     “Exchange Act” shall  mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(dd)     “FeeNote(s)” shall mean those three (3) certain convertible promissory note, or any replacement, substitution or amended and restated form thereof, each in the principal amount of Seventy Five Thousand United States Dollars (US$75,000), made by Borrower, and consented and agreed to by each Guarantor, in favor of Lender, the form of which is attached hereto as Exhibit B.

(ee)     “Funded Indebtedness”   shall   mean,   as   to   any   Person,   without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the  time  of  determination).    Notwithstanding  the  foregoing,  Funded  Indebtedness  shall  not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(ff)      “GAAP”   shall   mean   United   States   generally   accepted   accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements  of  the  Financial  Accounting  Standards  Board  (or  agencies  with  similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(gg)     “Guarantor(s)” shall have the meaning given to it in the preamble hereof.

(hh)     “Guaranty Agreements” shall mean the guaranty agreements executed by each Guarantor in favor of the Lender, the form of which is attached hereto as Exhibit C.

(ii)       “HazardousMaterials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(jj)       “Interest Rate” shall mean a fixed rate of interest equal to Eleven Percent (11%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(kk)     “Investment Banking Fee” shall have the meaning given to it in Section 2.2(g) hereof.

(ll)       “Lender” shall have the meaning given to it in the preamble hereof.

(mm)   “Lender Indemnitee(s)” shall have the meaning given to it in Section 13.19 hereof.

(nn)     “Liabilities” shall mean, at all times, (i) the repayment of all sums due under the Revolving Note, the Fee Notes (and all extensions, renewals, replacements, future advances and amendments thereof) and the other Loan Documents; (ii) the performance and observance of all terms, conditions, covenants, representations and warranties set forth in the Loan Documents; and (iii) all liabilities of the Credit Parties that would be shown as such on the consolidated balance sheets of the Credit Parties prepared in accordance with GAAP.

(oo)     “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

(pp)     “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(qq)     “Loan Documents” shall mean those documents listed in Section 3.1 hereof.

(rr)      “Lock Box” shall have the meaning give to it in Section 2.1(e) hereof.

(ss)      “Lock Box Account” shall have the meaning given to it in Section 2.1(e) hereof.

(tt)       “Mandatory Principal Repayment Amount” shall have the meaning given to it in Section 2.1(d)(i).

(uu)     “Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of the Credit Parties taken as a whole, (b) a material impairment of the ability of the Credit Parties to perform its Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any portion of the Collateral, (ii) the legality, validity, binding effect  or  enforceability  against  any  Credit  Party  of  any  of  the  Loan  Documents,  (iii)  the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document or (iv) the rights or remedies of Lender under any Loan Document, or (d) a material adverse effect or impairment on the Lender’s ability to sell the shares of Borrower’s Common Stock issuable to Lender under any Loan Documents without limitation or restriction.

(vv)     “MaterialContract” shall mean any contract or agreement to which any Credit Party is a party or by which any Credit Party or any of their respective assets are bound and which: (i) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from any Credit Party; (ii) involves delivery, purchase, licensing or provision, by or to any Credit Party, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of any business of any Credit Party’s as now conducted and as contemplated to be conducted in the future; (iii) involves a Borrower Lease; (iv) imposes any guaranty, surety or indemnification obligations on any Credit Party; or (v) prohibits any Credit Party from engaging in any business or competing anywhere in the world.

(ww)   “NetIncome” shall mean, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on the consolidated financial statements of Borrower, prepared in accordance with GAAP.

(xx)      “Obligations” shall mean, now existing or in the future: (i) all loans, principal, advances and other financial accommodations (whether primary, contingent or otherwise), (ii) all interest accrued thereon (including interest which would be payable as post- petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), (iii) any fees due to Lender under this Agreement or the other Loan Documents, (iv) any expenses incurred by Lender under this Agreement or the other Loan Documents, (v) any and all other liabilities and obligations of each of the Credit Parties to Lender, including, but not limited to, payment of any and all amounts owing pursuant to the Revolving Notes  and the Fee Notes,  and (vi) the performance by the  Credit Parties of all covenants, agreements and obligations of every nature and kind on the part of the Credit Parties to be performed under this Agreement and any other Loan Documents.

(yy)     “OFAC” shall have the meaning given to it in Section 13.22 hereof.

(zz)     “OrdinaryCourseofBusiness” means the Ordinary Course of Business consistent with past custom and practice (including with respect to quantity, quality and frequency).

(aaa)    “Organizational Identification Number”  means,  the  organizational identification number assigned to any Credit Party, respectively, by the applicable governmental unit or agency of the jurisdiction of organization of such Credit Party, if any.

(bbb)   “OTC Markets” means the OTC Markets Group, Inc.

(ccc)    “Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

(ddd)   “Payment Processing Companies” shall have the meaning given to it in Section 2.1(e).

(eee)    “PermittedLiens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business and other similar Liens imposed by law; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value  of the property or assets of the Credit Parties  taken as a whole or materially impair the use thereof in the operation of the Credit Parties’ business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the financial statements referred to in Section 7.10 hereof and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business  of  the  Credit  Parties;  (vii)  Liens  arising  in  connection  with  Capital  Leases  (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to the Credit Parties by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts; (xiii) any Lien existing on any property prior to the acquisition thereof by the any Credit Party.

(fff)   “Permit”  means  any  license,  permit,  approval,  waiver,  order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any governmental authority.

(ggg)   “Person”   shall   mean   any   individual,   partnership,   limited   liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(hhh)   “Pledge Agreement(s)”  shall  mean  that  certain  Pledge  Agreement executed by the Pledgor, as pledgor, in favor of Lender, as pledgee, the form of which is attached hereto as Exhibit D, pursuant to which the Pledgor shall pledge one hundred (100) shares of common stock of the Pledged Company to the Lender as security for the Obligations.

(iii)     “Pledged Company” shall mean, in such capacity, Northridge.

(jjj)     “Pledgor(s)” shall mean Leatrice Joy Aroff;

(kkk)   “Prepayment Penalty” shall have the meaning given to it in Section 2.1(d) hereof.

(lll)     “Principal Trading Market”  shall  mean  the  Nasdaq  Global  Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

(mmm)“Real Property”  means   any  real   estate,   land,   building,   structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests and specifically including the real property listed on Schedule 7.17.

(nnn) “Receipts” shall mean all revenues, receipts, receivables, Accounts, collections  or  any other  funds  at  any time  received  or  receivable  by  the  Credit  Parties  in connection with its business, operations or from any other source.

(ooo)  "Receipts Collection Fee" shall mean a surcharge of 1.50% of all Receipts deposited into the Lock Box Account, provided, however, that if the aggregate amount of the Receipts deposided into the Lock Bock Account exceeds the then applicable Revolving Loan Commitment, the surcharge shall be not assessed on the Receipts in excess of the Revolving Loan Commitment.

(ppp)    “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(qqq)   “ReserveAmount” shall mean an amount, expressed in Dollars, equal to twenty percent (20%) of the then applicable Revolving Loan Commitment.

(rrr)     “RevolvingLoan” and “RevolvingLoans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrower under and pursuant to Section 2.1 of this Agreement.

(sss)    “Revolving Loan Availability” shall mean at any time the lesser of (a) the Revolving Loan Commitment or (b) the Borrowing Base Amount.

(ttt)     “RevolvingLoanCommitment” shall mean, on the Closing Date, Seven Hundred Fifty Thousand and No/100 United States Dollars (US$750,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, such aggregate additional amount up to Five Million and No/100 United States Dollars (US$5,000,000).

(uuu)   “Revolving Loan Maturity Date” shall mean the earlier of (a) six (6) months following the Closing Date, unless the date shall be extended pursuant to Section 2.3 hereof  or  by  Lender  pursuant  to  any modification,  extension  or  renewal  note  executed  by Borrower, consented and agreed to by each Guarantor, and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Notes, (b) upon sixty (60) days written notice  from  Lender  (the  “Early Termination Notice”),  (c) upon  prepayment  of  all  of  the outstanding Revolving Notes by Borrower (subject to Section 2.1(d)(ii)), or (d) the occurrence of an Event of Default and acceleration of all of the outstanding Revolving Notes and Fee Notes pursuant to this Agreement.

(vvv)   “Revolving Note”   shall   mean   that   certain   revolving   convertible promissory note, or any replacement, substitution or amended and restated form thereof, in the principal amount of the Revolving Loan Commitment made by Borrower, and consented and agreed to by each Guarantor, in favor of Lender, the form of which is attached hereto as Exhibit E.

(www) “Rule 144” shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

(xxx)    “SEC”   shall   mean   the   United   States   Securities   and   Exchange Commission.

(yyy)   “Securities Act” shall mean the Securities Act of 1933, as amended.

(zzz)   “Security Agreement(s)” shall mean the Security Agreements executed by each of the Credit Parties in favor of Lender, the form of which is attached hereto as Exhibit F-1 with respect to the Borrower and the form of which is attached hereto as Exhibit F-2 with respect to each Guarantor.

(aaaa)   Subordinated Creditors” shall mean the holder of the debt issued by the Borrower in connection with the acquisition of one hundred percent (100%) of the issued and outstanding shares of common stock of Northridge as permitted under Section 8.1(l) of this Agreement.

(bbbb) “Subordination Agreement”  shall  mean  the  subordination  agreement executed by the Credit Parties and the Subordinated Creditor in favor of the Lender, the form of which is attached hereto as Exhibit G.

(cccc)  “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such  entity, if  a partnership,  limited  partnership,  limited  liability company,  limited  liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(dddd) “UCC” shall mean the Uniform Commercial Code in effect in Florida from time to time.

(eeee)  “Validity Guaranty” shall mean the validity guaranty executed by Patrick Aroff, the form of which is attached hereto as Exhibit H.

1.2       Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.    Calculations  and  determinations  of  financial  and  accounting  terms  used  and  not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and  as  to  amount,  in  accordance  with  GAAP  as  used  in  the  preparation  of  the  financial statements of Borrower on the Closing Date.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties  hereto  agree  to  enter  into  good  faith  negotiations  to  amend  such  provisions  so  as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Credit Parties will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Credit Parties will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.   Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Credit Parties’ accountants.

1.3       Other Terms Defined in UCC.  All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4       Other Definitional Provisions; Construction.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit  and  like  references  are  references  to  this  Agreement  unless  otherwise  specified. Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 13.3 hereof.   References in this Agreement to any party shall include such party’s successors and permitted assigns.   References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated.   To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2.         REVOLVING LOAN FACILITY.

2.1       Revolving Loan.

(a)       Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrower may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrower may from time to time request up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance herewith); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.   Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower solely for ongoing working capital purposes.

(b)       Increase to Revolving Loan Commitment.  Borrower may request and the Lender may, in its sole and absolute discretion (employing substantially the same analysis and metrics the Lender used when determining to originally extend credit hereunder), agree that on such later indeterminate dates, Lender further increases the Revolving Loan Commitment; and Lender, in its sole discretion, may, but in any event, is not required to, make available such additional  Revolving  Loan  Commitment  increases  to  Borrower  provided  the  following conditions have been satisfied, in Lender’s sole and absolute discretion:

(i)        no Event of Default shall have occurred or be continuing, or result from the applicable increase of the Revolving Loan Commitment;

(ii)       Borrower  shall  have  executed  and  delivered  a  new  or  revised Revolving Note;

(iii)     after giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability;

(iv)      Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Credit Parties, or other Collateral required for the increase; and

(v)       Lender shall have received any and all additional documents or agreements included in Section 3 hereof as it shall require in its sole discretion.

(c)   Revolving Loan Interest and Payments.  Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date.   Principal amounts repaid on the Revolving Notes may be re-borrowed.   The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receipts Collection Fee and accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a weekly basis on the weekly anniversary date of the Closing Date, commencing on the first such date to occur after the Closing Date and on the Revolving Loan Maturity Date (each a “PaymentDate”).  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(d)   Revolving Loan Principal Repayments.

(i)        Mandatory Principal Repayments; Overadvances.   Following the collection of the Reserve Amount, a minimum of fifteen percent (15%) of all amounts deposited into the Lock Box Account (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, the Receipts Collection Fee, and interest owed under Sections 2.1(c) and 2.4) shall be held by the Lender and credited toward the outstanding principal balance of all Revolving Loans hereunder on any Payment Date (the “Mandatory Principal Repayment Amount”).   All Revolving  Loans hereunder shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.   In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

(ii)       Optional Prepayments.   Borrower may from time to time prepay the Revolving Loan, in whole or in part, provided, however, that if the Borrower prepays more than eighty percent (80%) of the amount of the Revolving Loan Commitment within ninety one (91) to one hundred eighty (180) days prior to the Revolving Loan Maturity Date, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to two and 50/100 percent (2.50%) of the outstanding Revolving  Loan  Commitment  (the  “Prepayment Penalty”)  except  in  the  case  of  an  Early Termination Notice.  Fees owed pursuant to this Section shall not be applicable with respect to the Mandatory Principal Repayment Amount made pursuant to Section 2.1(d)(i).

(e)   Collections; Lock Box.

(i)        To the extent any Customers make or pay any Receipts to the Credit Parties by a wire transfer, the Credit Parties shall direct all of such Customers to make all such wire transfer payments directly to the Lock Box Account.   To the extent any Customers make or pay any Receipts to the Credit Parties by any other form other than wire transfer (such as through a check), then each Credit Party shall direct all of its Customers to make all such payments and Receipts directly to a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the “LockBox”). The parties recognize that in many instances, Customers of the Borrower and its Subsidiaries make payments to the Borrower and its Subsidiaries through the use of a credit or debit card.  In that regard, the Borrower and its Subsidiaries shall, prior to the Closing Date, modify its agreements with all credit/debit card payment processing companies with whom it has agreements or other payment processing relationships (the “PaymentProcessingCompanies”), so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as an when distributed or paid to the Borrower and its Subsidiaries, to be deposited directly into the Lock Box Account, rather than any other bank accounts of the Credit Parties.  It shall be a condition precedent to the making of any Revolving Loans hereunder that each of the Payment Processing Companies issue and deliver to Lender an estoppel certificate, disbursement direction or other similar document confirming and agreeing: (I) to the foregoing payment directions; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to the Credit Parties, also be delivered to Lender. The Credit Parties hereby agree to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing required or requested by Lender in order to effectuate the foregoing.  Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “LockBoxAccount”), which Lock Box Account is (as of the Closing Date) and shall be maintained in Lender’s name, and into which all Receipts, whether through wires, credit and debit card payments from any Customers (whether directly or through any Payment Processing Companies), and all other monies, checks, notes, drafts or other payments of any kind received by the Credit Parties shall be deposited, in the identical form in which such payments were received, whether by cash, check, direct deposit, or otherwise.  If the Credit Parties, any Affiliate, any shareholder, officer, director, employee or agent of the Credit Parties or any Affiliate, or any other Person acting for or in concert with the Credit Parties, shall receive any monies, checks, notes, drafts or other payments or Receipts, the Credit Parties and each such Person shall  receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.  The Credit Parties and Lender agree that all payments made to such Lock Box Account, whether in respect  of  Receipts,  as  proceeds  of  other  collateral,  or  otherwise  (except  for  proceeds  of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to any accrued but unpaid Receipts Collection Fee; (5) if at any time the Lender is not holding, in the Lock Box Account, an amount equal to at least the Reserve Amount, then twenty percent (20%) of all Receipts received into the Lock Box Account shall be withheld and applied by Lender to amounts required to establish the Reserve Amount, until the Reserve Amount is reached during the duration of this Agreement, as additional security for the Obligations; (6) to amounts payable pursuant to Section 2.1(d), including, but not limited to, the Mandatory Principal Repayment Amount; (7) to amounts payable pursuant to 2.2(g) and (8) upon the occurrence of an Event of Default, to Lender (including any Reserve Amount then in the Lock Box Account), to reduce the outstanding Revolving Loan balance to zero (each of the foregoing payments, the “Lock Box Payments”).  The amount remaining following the payment of the  Lock  Box Payments on each Payment  Date shall be  referred to herein as the “Net Amount”.  The Credit Parties and the Lender agree that one hundred percent (100%) of the Net Amount will be transferred to Borrower from the Lock Box Account via wire transfer or electronic  funds  transfer  to  an  account  designated  by  the  Borrower  on  the  immediately subsequent Payment Date.   Borrower agrees to pay all reasonable fees, costs and expenses in connection  with  opening  and  maintaining  of  the  Lock  Box,  the  Lock  Box  Account,  or  of creating, administering or switching any payment accounts with any of the Payment Processing Companies.  All of such reasonable fees, costs and expenses, if not paid by Borrower within five (5) business days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the lowest rate then applicable to Loans hereunder.  It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to the Borrower and its Subsidiaries shall be deposited into the Lock Box Account, and if not deposited into the Lock Box Account, shall be remitted or endorsed by the applicable Credit Party to Lender to be deposited into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same on the applicable Credit Party’s behalf.   For purpose of this Section, each Credit Party irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Credit Party’s true and lawful attorney and agent- in-fact: (A) to endorse the applicable Credit Party’s name upon said items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of the Credit Parties; (B) to take control in any manner of any item of payment or proceeds thereof; (C) to have access to the applicable Credit Party’s operating accounts, through the Credit Party’s online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; and (D) to have access to any lock box or postal box into which any of the Credit Party’s mail is deposited, and open and process all mail addressed to the Credit Parties and deposited therein.

(ii)       Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Customer  and  whether  before  or  after  the  maturity of  any of  the  Obligations:  (A) enforce collection of any of the Accounts of any Credit Party or other amounts owed to any Credit Party by suit or otherwise; (B) exercise all of the rights and remedies of any Credit Party with respect to proceedings brought to collect any Accounts or other amounts owed to the Credit Parties; (C) surrender, release or exchange all or any part of any Accounts or other amounts owed to any Credit Party, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account of any Credit Party or other amount owed to the Credit Parties upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Credit Party’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to any Credit Party; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill any Credit Party’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts owed to any Credit Party.  In addition to any other provision hereof, Lender may at any time after the occurrence and during  the  continuance  of  an  Event  of  Default,  at  Borrower’s  expense,  notify  any  parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

(iii)     On a monthly basis, Lender shall deliver to Borrower an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

2.2       Fees.

(a)       Asset  Monitoring  Fee.  Borrower  agrees  to  pay  to  Lender  an  asset monitoring fee (“Asset Monitoring Fee”) equal to One Thousand Five-Hundred and No/100 United States Dollars (US$1,500.00), which shall be due and payable on the Closing Date, and thereafter on the first day of each calendar quarter during the term of the Revolving Loan Facility.   The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving  Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 Dollars (US$2,500.00).

(b)       Commitment Fee. Borrower agrees to pay to Lender a commitment fee equal to three percent (3%) of the Revolving Loan Commitment and, at a minimum, two percent (2%) of the amount of any increase thereof pursuant to Section 2.1(b), which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(c)       Due Diligence Fees.  Borrower agrees to pay a due diligence fee equal to Seven Thousand Five Hundred and No/100 United States Dollars (US$7,500), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(d)       Document Review and Legal Fees.  Borrower agrees to pay a document review and legal fee equal to Fifteen Thousand and No/100 United States Dollars (US$15,000) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e)       Other Fees and Expenses.  Borrower also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur  or  which  may otherwise  be  due  and  payable  in  connection  with:  (i) the  preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification  or  termination  of  this  Agreement  or  any  other  Loan  Documents;  (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees  or  charges  imposed  by or  due  to  any  governmental  authority in  connection  with  this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by any Credit Party to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law.   All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate.  All of such costs and expenses shall be additional Obligations of the Credit Parties to Lender secured under the Loan Documents.  The provisions of this Subsection shall survive the termination of this Agreement.

(f)        Minimum Monthly Fee.  It is the intention of the parties hereto that, prior to an Event of Default, the aggregate sum of all recurring monthly fees and interest payable by Borrower hereunder to Lender for each calendar month during the term hereof shall not be less than one and one-half percent (1.5%) of the then applicable Revolving Loan Commitment (the “Minimum Fees”).  In the event during any calendar month during the term of this Agreement, the recurring monthly fees and interest payable by Borrower to Lender hereunder are less than the Minimum Fees, then in addition to all such recurring monthly fees and interest payable, the Borrower shall pay to Lender, on the next Payment Date, an amount determined by Lender such that when added to the recurring monthly fees and interest payable to Lender each calendar month hereunder, such amount shall never be less than the Minimum Fees.

(g)       Investment Banking Fee.    The  Borrower  shall  pay  to  the  Lender,  in consideration of investment banking and advisory services rendered by the Lender to the Borrower prior to the Closing Date, which such services the Borrower hereby acknowledges and agrees that the Lender has fully rendered to its satisfaction as of the Closing Date, an investment banking  fee  in  the  amount  of  Two  Hundred  Twenty Five  Thousand  United  States  Dollars (US$225,000) (the “Investment Banking Fee”).  The Investment Banking Fee shall be paid in the form of three (3) Fee Notes, each in the amount of Seventy Five Thousand United States Dollars (US$75,000).  The Fee Notes shall be issued on the Closing Date and shall bear maturity dates of six (6), nine (9) and twelve (12) months respectively.  The principal amount of the Fee Notes outstanding from time to time shall bear zero (0) interest, provided that no default or Event of Default has occurred or is continuing. Any amount of principal on the Fee Notes which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(h)       Matters with Respect to Common Stock.

(i)        Issuance of Conversion Shares.   The parties hereto acknowledge that pursuant to the terms of the Revolving Notes and the Fee Notes, Lender has the right, at its discretion, to convert amounts due under the Revolving Notes or the Fee Notes into Common Stock in accordance with the terms of the Revolving Notes and the Fee Notes.  In the event, for any reason, the Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Notes or the Fee Notes (the “Conversion Shares”)  to  Lender  in  connection  with  the  exercise  by  Lender  of  any of  its conversion rights under the Revolving Notes, then the parties hereto acknowledge that Lender shall  irrevocably  be  entitled  to  deliver  to  the  Transfer  Agent,  on  behalf  of  itself  and  the Borrower,  a  “Conversion  Notice”  (as  defined  in  the  Revolving  Note  and  the  Fee  Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Notes and the Fee Notes, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified  in  the  Conversion  Notice,  a  certificate  of  the  Common  Stock  of  the  Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitled under the Revolving Notes or the Fee Notes, as set forth in the Conversion Notice.

(ii)       Issuance of Additional Common Stock.    In  the  event,  for  any reason, the Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Lender under the Revolving Notes or the Fee Notes, either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver  to  the  Transfer  Agent,  on  behalf  of  itself  and  the  Borrower,  a  written  instruction requesting the issuance of the shares of Common Stock then issuable, and the Transfer Agent, provided they are the acting transfer agent for the Borrower at the time, shall, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or  instructions  from  the  Borrower,  issue such  shares  of  the  Borrower’s  Common  Stock  as directed by Lender, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender’s notice, a certificate of the Common Stock of the Borrower, registered in the name of Lender, for the number of shares of Common Stock issuable to Lender.

(iii)     Removal of Restrictive Legends.  In the event that Lender has any shares of the Borrower’s Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then:  (A)  to  the  extent  such  legends  could  be  lawfully  removed  under  applicable  laws, Borrower’s  failure  to  provide  the  required  opinion  of  counsel  or  any  other  documents, certificates  or  instructions  required  for  the  removal  of  the  restrictive  legends  shall  be  an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to  Lender render any and  all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by Lender, and surrender to a common carrier for overnight delivery to the address as  specified  by  Lender,  certificates,  registered  in  the  name  of  Lender  or  its  designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

(iv)      Authorized  Agent  of  the  Borrower.     The  Borrower  hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Borrower’s duly authorized agent and attorney-in-fact for the Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein.  The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrower under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Borrower’s Common Stock hereunder, under the Revolving Notes or under the Fee Notes.  In this regard, the Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Borrower’s irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Borrower.

(v)       Injunction and Specific Performance.   The Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Borrower of any provision of this Section 2.2(h), the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 2.2h) by the Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 2.2(h).

2.3       Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees.  On the Revolving Loan Maturity Date, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, Borrower shall have the option to request a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date for one (1) additional six (6) month  period.    To  make  such  request,  Borrower  shall  give  written  notice  to  Lender  of Borrower’s request to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period on or before the Revolving Loan Maturity Date.  Lender may elect to accept or reject Borrower’s request for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date in its sole and absolute discretion, which such acceptance shall not be unreasonably withheld.  In the event Lender shall accept Borrower’s request for renewal and extension, Borrower shall, immediately upon demand from Lender and as a condition to the renewal and extension, deliver a renewal fee to Lender equal to two percent (2%) of the then outstanding Revolving Loan Commitment.

2.4       Interest and Fee Computation; Collection of Funds.   Interest accrued hereunder shall be payable as set forth in Section 2.1 hereof.   Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.   Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by Borrower hereunder or under the Revolving Notes shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5       Automatic Debit.    In  order  to  effectuate  the  timely  payment  of  any  of  the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account  of  Borrower;  or  (ii) make  a Revolving  Loan hereunder  to  pay the  amount  of  the Obligations.

2.6       Discretionary Disbursements.   Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Revolving Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

2.7       US Dollars; Currency Risk.  All Receipts will be in Dollars.  In the event Receipts are not in Dollars, Borrower shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement, under the Revolving Notes or under the Fee Notes with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction.  Borrower hereby authorizes Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.         CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of  Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3:

3.1       Loan Documents to be Executed by Borrower on the Closing Date.    As  a condition precedent to Lender’s disbursal or making of the Revolving Loans pursuant to this Agreement on the Closing Date, the applicable Credit Party shall have executed or cause to be executed and delivered to Lender the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)           Credit Agreement.  Two originals of this Agreement duly executed by Borrower and consented and agreed to by the Guarantors;

(b)           Revolving  Note.     An  original  Revolving  Note  duly  executed  by Borrower and consented and agreed to by the Guarantors;

(c)           Fee Notes.  An original of each of the three (3) Fee Notes duly executed by Borrower and consented and agreed to by the Guarantors;

(d)           Security  Agreement.      Two   originals   of   the   applicable   Security Agreements dated as of the Closing Date, duly executed by each Credit Party

(e)           Guaranty Agreement.  Two originals of the Guaranty Agreement dated as of the Closing Date, duly executed by each of the Guarantors;

(f)            Pledge Agreements.  Two originals of the Pledge Agreement, dated as of the Closing Date, duly executed by the Pledgor.

(g)           Validity Guaranty.  Two originals of the Validity Guaranty dated as of the Closing Date, duly executed by Patrick Aroff.

(h)           Confession of Judgment.   An original of the Confession of Judgment duly executed by the Credit Parties;

(i)            Lock Box Deposit Confirmation.    Two  originals  of  the  Lock  Box Deposit Confirmation, dated as of the Closing Date, duly executed by the Borrower;

(j)            Closing Statement.  Two originals of the Closing Statement, dated as of the Closing Date, duly executed by the Borrower;

3.2       Organizational and Authorization Documents to be Delivered by the Credit Parties on the Closing Date.  As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement on the Closing Date, the Credit Parties shall have executed or cause to be executed and delivered a certificate of an officer of each of the Credit Parties certifying and attaching (i) copies of each Credit Parties’ respective articles of incorporation, bylaws, operating agreement, certificate of organization or similar documents; (ii) resolutions of each Credit Parties’ respective board of directors or managers, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) resolution of the Guarantors’ shareholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iv) the signatures and incumbency of the officers of the Credit Parties executing any of the Loan Documents, each of which the Credit Parties hereby certify to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until  formally advised  by any Credit  Party of  any changes  therein;  and  (v)  good standing certificate in the state of organization of each Credit Party and in each other state requested by Lender.

3.3       Additional Documents to be Delivered by the Credit Parties on the Closing Date. As  a  condition  precedent  to  Lender’s  disbursal  or  making  of  the  Loans  pursuant  to  this Agreement on the Closing Date, the Credit Parties shall have delivered or cause to be delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)       Use of Proceeds.    A  detailed  summary of  the  Borrower’s  use  of  the proceeds being funded hereunder;

(b)       Certificate(s).   Originals of the certificate(s) evidencing the shares to be pledged in connection with the Pledge Agreement.

(c)       Customer Payment Redirection.  Evidence satisfactory to the Lender that the Credit Parties have irrevocably instructed its Customers to redirect all payments to the Lock Box Account.

(d)       Credit Card Payment Redirection.

(i)        Evidence satisfactory to the Lender that the Credit Parties have irrevocably instructed the Payment Processing Companies to redirect all payments to the Lock Box Account.

(ii)       Within ten (10) Business Days of the Closing Date, evidence that all Credit Parties have modified their respective agreements with all Payment Processing Companies with whom they have agreements or other payment processing relationships so as to authorize, direct and cause: (A) all credit/debit card payments from any Customers; and (B) any reserves or holdbacks withheld by any of the Payment Processing Companies, if, as an when distributed or paid to the Credit Parties, to be deposited directly into the Lock Box Account.

(iii)     Within ten (10) Business Days of the Closing Date, an estoppel certificate, disbursement direction or other similar document confirming and agreeing: (I) payment directions to the Lock Box Account; (II) that such payment instructions and directions shall not be changed, amended or terminated, except upon written notice from Lender; and (III) that copies of all statements, notices and other communications sent by any Payment Processing Companies to the Credit Parties, also be delivered to Lender.

(e)           Income Statement / Profit and Loss Statement.  An Income Statement and a Profit and Loss Statement of the Borrower for the twelve (12) month period ending the Closing Date as well as a reasonable projection of income, profits and losses for the twelve (12) month period immediately following the Closing Date.

(f)            Insurance.    Within  thirty  (30)  days  of  the  Closing  Date,  evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section
9.4, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

(g)           Search Results.  Copies of UCC search reports, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Credit Parties, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)           Certificates of Good Standing.  Copies of certificates of good standing with respect to each Credit Party, issued by the Secretary of State of the state of incorporation of each Credit Party, dated such a date as is reasonably acceptable to Lender, evidencing the good standing thereof;

(i)            Opinion of Counsel.  A customary opinion of Credit Parties’ counsel, in form reasonably satisfactory to Lender;

(j)            Due Diligence.   Such due diligence documents and information as is requested by the Lender, including, but not limited to, historical performance and financial information, detailed description use of the proceeds, monthly income statement including the results of operations of the Borrower and its Subsidiaries for the previous twelve (12) months and future twelve (12) month projections;

(k)           Perfection of Lien on Collateral.  Borrower shall have duly authorized, executed and delivered any other related documentation necessary or advisable to perfect the Lien on the Collateral in the jurisdiction of incorporation of the Borrower, including, but not limited to, such UCC-1 Financing Statements and any and all documents necessary to complete any filings which Lender shall require in connection with this Agreement.

(l)            Press Release Authorization.  Evidence satisfactory to the Lender that the Borrower has authorized the Lender to publish such press releases with respect to this Agreement and the instant transaction, including, but not limited to, a copy of an email delivered to Marketwire.com by the Borrower whereby the Borrower authorizes the Lender to use its name and, if applicable, stock symbol, in connection with current or future press releases;

(m)          Installment Agreement.   Copy of the Installment Agreement by and between the Borrower and the United States Internal Revenue Service (the “IRS”), pursuant to which the Borrower is making installment payments to satisfy delinquent taxes.

(n)           Additional   Documents.        Such    other    agreements,    documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.4       Loan Documents to be Executed by any additional Subsidiary following the Closing Date.  Within ten (10) days of any entity becoming a Subsidiary of the Borrower, such Subsidiary shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)           Consent and Agreement.   Two originals of a Consent and Agreement duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to become a “Credit Party” hereunder and to be bound by the terms and conditions of this Agreement;

(b)           Revolving Note.    Two  originals  of  a  Consent  and  Agreement  duly executed by such Subsidiary, pursuant to which such Subsidiary consents and agrees to be bound by the terms and conditions of the Revolving Note;

(c)           Security Agreement.    Two  originals  of  a  Security Agreement,  duly executed by such Subsidiary;

(d)           Guaranty Agreement.   Two originals of a Guaranty Agreement, duly executed by such Subsidiary;

(e)            Confession of Judgment.   An original of the Confession of Judgment duly executed by such Subsidiary;

(f)            Organizational and Authorization Documents.    A  certificate  of  an officer of the Subsidiary certifying and attaching (i) copies of the Subsidiary’s respective articles of incorporation, bylaws, operating agreement, certificate of organization or similar documents; (ii) resolutions of its respective board of directors or managers, approving and authorizing the execution, delivery and performance of the Loan Documents to which it will become a party and the transactions contemplated thereby; and (iii) the signatures and incumbency of the officers of the Subsidiary executing any of the Loan Documents;

(g)           Search Results.  Copies of UCC search reports, issued by the Secretary of State of the state of incorporation of the Subsidiary, dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name the Subsidiary, under their present name and any previous names, as debtors, together with copies of such financing statements;

(h)           Certificates of Good Standing.  Copies of certificates of good standing with respect to the Subsidiary, issued by the Secretary of State of the state of incorporation of the Subsidiary,  dated  such  a  date  as  is  reasonably  acceptable  to  Lender,  evidencing  the  good standing thereof; and

(i)            Due Diligence.   Such due diligence documents and information as is requested by the Lender.

(j)            Additional   Documents.        Such    other    agreements,    documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.5       Loan Documents to be Executed by each Credit Party Upon Each Subsequent Advance.  As a condition precedent to Lender’s disbursal or making of additional advances of principal pursuant to this Agreement following the Closing Date, the Credit Parties shall have executed or caused to be executed and delivered to Lender (i) all of the documents in Section 2.1(b),  Section 3.1,  Section 3.2,  Section 3.3  and  Section 3.4,  applicable  thereto,  and  such documents  shall  remain  in  full  force and  effect  as  of  the  date  of  the  subsequent  principal advance, and (ii) an additional original Revolving Note in the principal amount of the advance being then made, duly executed by each Credit Party, satisfactory to  Lender  and  Lender’s counsel in form, substance and execution.

3.6       Payment of Fees.    Borrower  shall  have  paid  to  Lender  all  fees,  costs  and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the applicable Revolving Note and the Fee Note).

3.7       Event of Default.  No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.8       Adverse Changes.  There shall not have occurred any Material Adverse Effect.

3.9       Litigation.      No   pending   claim,   investigation,   litigation   or   governmental proceeding shall have been instituted against any Credit Party or any of their respective officers or shareholders.

3.10     Representations and Warranties.   No representation or warranty of any Credit Party contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.11     Due Diligence.  The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of the Credit Parties’ historical performance and financial information, must be acceptable to Lender in its sole discretion.  Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.12     Key Personnel Investigations.   Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of the Credit Parties’ principals and management teams.

3.13     Repayment of Outstanding Indebtedness.  The Credit Parties shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

4.         NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Notes (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower, and consented and agreed to by the Guarantors, and payable to the order of Lender.  At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans.   The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Notes to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.         MANNER OF BORROWING.

5.1       Loan Requests.  Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrower upon Borrower’s request, from any Person whose authority to so act has not been revoked by Borrower in writing previously received by Lender. Borrower may make requests for borrowing no more than one time every two weeks up to the then applicable Revolving Loan Commitment; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrower under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to: (i) borrowing availability under the Revolving Loan Commitment; and (ii) Receipts deposited into the Lock Box Account and other Collateral being acceptable to Lender.   In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2       Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from  the  President  or  Chief  Executive  Officer,  or  any  other  authorized  representative  of Borrower.   Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.         SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrower of the Obligations hereunder, the Credit Parties shall grant, under and pursuant to the Security Agreements executed by the Credit Parties dated as of the Closing Date, to Lender, its successors and assigns, a continuing, first- priority security interest in, and assignment, transference, mortgage, conveyanyce, pledge, hypothecation and set over to Lender, its successors and assigns, all of the Credit Parties’ right, title and interest in and to the Collateral, whether now owned or hereafter acquired, and all proceeds  (including,  without  limitation,  all insurance proceeds)  and  products  of  any of the Collateral.  At any time upon Lender’s request, the Credit Parties shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and  financing  statements.    The  Security  Agreements  executed  by  the  Credit  Parties  shall terminate following the full payment and performance of all of the Obligations hereunder and under any Loan Document and upon Lender’s express written acknowledgement of such full payment and performance being received by the Credit Parties.

7.         REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES.

To induce Lender to make the Loans, the Credit Parties make the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the Closing Date and as of the date of each Loan made hereunder, except to the extent  such  representation  expressly relates  to  an earlier  date,  and  which  shall  survive  the execution and delivery of this Agreement:

7.1       Subsidiaries.  A list of all of the Borrower’s Subsidiaries is set forth in Schedule
7.1 hereto.  The Guarantors have no Subsidiaries.

7.2       Borrower Organization and Name.  Each Credit Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full and adequate powers to carry on and conduct its business as presently conducted.  Each Credit Party is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing or in which any Collateral is located, except for those foreign jurisdictions in which the failure to be so qualified or licensed would not cause a Material Adverse Effect.  The exact legal name of each Credit Party is as set forth in the first paragraph of this Agreement, and each Credit Party does not currently conduct, nor has any Credit Party, during the last five (5) years, conducted business under any other names or trade names.

7.3       Authorization; Validity.  Each Credit Party has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of any Credit Party, its board of directors, stockholders, or any other Person is necessary or required by any Credit Party to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any  provision  of  law  or  of  any  Credit  Party’s  Articles  of  Incorporation,  Bylaws  or  other governing documents.  All necessary and appropriate corporate action has been taken on the part of each Credit Party to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Notes and the Fee Notes.  This Agreement and the Loan  Documents  are  valid  and  binding  agreements  and  contracts  of  each  Credit  Party, enforceable against each Credit Party in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.   No Credit Party knows of any reason why any Credit Party cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

7.4       Capitalization.  The authorized capital stock of Borrower consists of seventy-five million shares (75,000,000) shares, of which seventy-five million shares (75,000,000) shares are designated as Common Stock and zero (0) shares are designated as preferred stock.  As of the Closing Date, Borrower has nineteen million two hundred fourteen five hundred fifty-five (19,214,555) shares of Common Stock issued and outstanding and zero (0) shares of preferred stock issued and outstanding. With the exception of approximately 3,000,000 shares of common stock of the Borrower issued to Ceremex, S.A., with whom the Borrower is currently engaged in a dispute, all of the outstanding shares of capital stock of Borrower are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.   As of the Closing Date, no shares of Borrower’s capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by Borrower. The Common Stock is currently quoted by the OTC Bulletin Markets under the trading symbol “ENCB”.  The Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Borrower has maintained all requirements on its part for the continuation of such quotation.  Except as set forth in  Schedule 7.4 attached hereto and except for the securities to be issued pursuant to this Agreement, as of the Closing Date: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of any Credit Party, or contracts, commitments, understandings or arrangements by which any Credit Party is or may become bound to issue additional shares of capital stock of any Credit Party or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of any Credit  Party;  (ii)  there  are  no  outstanding  debt  securities,  notes,  credit  agreements,  credit facilities or other contracts or instruments evidencing indebtedness of the Borrower and its Subsidiaries, or by which the Borrower and its Subsidiaries is or may become bound; (iii) there are no financing statements filed with any governmental authority securing any obligations of the Borrower  and  its  Subsidiaries,  or  filed  in  connection  with  any  assets  or  properties  of  the Borrower and its Subsidiaries; (iii) there are no outstanding registration statements with respect to Borrower or any of its securities and there are no outstanding comment letters from the SEC, the Principal Trading Market, or any other governmental authority with respect to any securities of any Credit Party; (iv) there are no agreements or arrangements under which any Credit Party is obligated to register the sale of any of its securities under the Securities Act; (v) there are no financing statements filed with any governmental authority securing any obligations of any Credit Party, or filed in connection with any assets or properties of any Credit Party; (vi) there are  no  securities  or  instruments  containing  anti-dilution  or  similar  provisions  that  will  be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Credit Party which contain any redemption or similar provisions, and there are no contracts or agreements by which any Credit Party is or may become bound to redeem a security of any Credit Party (except pursuant to this Agreement).  Each Credit Party has furnished to the Lender true, complete and correct copies of, as applicable: (I) if a Credit Party is a corporation, such Credit Party’s Certificate of Incorporation, as amended and as in effect on the Closing Date and Credit  Party’s  Bylaws,  as  in  effect  on  the  Closing  Date,  and  any  other  governing  or organizational documents, as applicable; (II) if a Credit Party is a limited liability company, such Credit Party’s Articles of Organization and Operating Agreement, and any other governing or organizational documents, as applicable. Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of each Credit Party.

7.5       No Conflicts; Consents and Approvals.  The execution, delivery  and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, will not: (i) constitute a violation of or conflict with the Articles of Incorporation, Bylaws, Articles of Organization, Operating Agreement or any other organizational or governing documents of the Credit Parties; (ii) constitute a violation of, or a default  or  breach  under  (either  immediately,  upon  notice,  upon  lapse  of  time,  or  both),  or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which any Credit Party is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including United States federal and state securities laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Credit Party or any of their respective assets.   No Credit Party is in violation of its Articles of Incorporation, Bylaws, Articles of Organization, Operating Agreement or other organizational or governing documents, as applicable, and no Credit Party is in default or breach (and no event has occurred which with notice or lapse of time or both could put any Credit Party in default or breach) under, and no Credit Party has  taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Credit Party is a party or by which any property or assets of any Credit Party are bound or affected. No business of any Credit Party is being conducted, and shall not be conducted, in violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, no Credit Party is required to obtain any consent or approval of, from, or with any governmental authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof.   All consents and approvals which any Credit Party is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Closing Date.

7.6       Issuance of Securities. Any shares issuable upon conversion of the Revolving Notes or Fee Notes, in accordance with the terms of the Revolving Notes or Fee Notes, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.  The issuance of any shares issuable upon conversion of the Revolving Notes or the  Fee  Notes  is  and  will  be  exempt  from:  (i)  the  registration  and  prospectus  delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other governmental authority.

7.7       Compliance With Laws.    The  nature  and  transaction  of  each  Credit  Party’s business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by each Credit Party, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8       Environmental Laws and Hazardous Substances.  Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, each Credit Party represents and warrants to Lender that, to the knowledge of each Credit Party’s officers and directors: (i) no Credit Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of any Credit Party (whether or not owned by any Credit Party) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Credit Party comply  in  all  material  respects  with  all  Environmental  Laws  and  all  Permits  certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person,  nor  is  any  pending  or,  to  any  Credit  Party’s  officers’  and  directors’  knowledge, threatened against any Credit Party under any Environmental Law; and (iv) no Credit Party has liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9       Collateral Representations.  No Person other than the Credit Parties, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10     Litigation and Taxes.  There is no Proceeding pending, or to any Credit Party’s officers’ and directors’ knowledge, threatened, against any Credit Party or their respective officers, managers, members or shareholders, or against or affecting any of their respective assets.  In addition, there are no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting any Credit Party, their respective business or assets.   No Credit Party has received any material complaint from any Customer, supplier, vendor or employee.  With the exception of the Borrower’s delinquent payment of certain payroll taxes for the first and second fiscal quarters of 2013, which are currently due to the IRS and which the Borrower is now making installment payments, each Credit Party has duly filed all applicable income or other tax returns and has paid all income or other taxes when due.   There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of any Credit Party.

7.11     Event of Default.   No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and neither Borrower nor its Subsidiaries is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.12     ERISA Obligations.  To each Credit Party’s officers’ and directors’ knowledge, all Employee Plans of each Credit Party meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has  been  incurred  under  any such  Employee  Plans  and  no  “Reportable  Event”  or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.   To each Credit Party’s officers’ and directors’ knowledge, each Credit Party has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.13     Adverse   Circumstances.      No   condition,   circumstance,   event,   agreement, document, instrument, restriction, litigation or Proceeding (or to any Credit Party’s officers’ and directors’ knowledge, threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could adversely affect the ability of any Credit Parties to perform its obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.14     Liabilities and Indebtedness of the Borrower.   No Credit Party has any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the financial statements delivered to the Lender as of the Closing Date; or (ii) liabilities and obligations incurred in the Ordinary Course of Business of any Credit Party since the date of the financial statements delivered to Lender as of the Closing Date, which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

7.15     Real Estate.

(a)       Real Property Ownership.  Except for the Borrower Leases and as set forth on Schedule 7.17, the Credit Parties do not own any Real Property.

(b)       Real Property Leases.  Except for ordinary office leases (the “Borrower Leases”), no Credit Party leases other Real Property.  With respect to the Borrower Leases: (i) each Credit Party has been in peaceful possession of the property leased thereunder and neither the Credit Parties nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by any Credit Party or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to any Credit Party which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect.  No Credit Party has violated nor breached any provision of any such Borrower Leases, and all obligations required to be performed by any Credit Party under any of such Borrower Leases have been fully, timely and properly performed.  Each Credit Party has delivered to the Lender true, correct and complete copies of all Borrower Leases, including all modifications and amendments thereto, whether in writing or otherwise.  No Credit Party has received any written or oral notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such Borrower Leases, or that the Borrower Leases will be renewed only at higher rents.

7.16     Material Contracts.    An  accurate,  current  and  complete  copy of  each  of  the Material Contracts has been furnished to Lender, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof.  There are no outstanding offers, bids, proposals or quotations made by any Credit Party which, if accepted,  would  create  a  Material  Contract  with  such  Credit  Party.    Each  of  the  Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof.  To the knowledge of each Credit Party and its officers and directors, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of any Credit Party.   Further, no Credit Party’s  officers and directors have received any notice, nor does any Credit Party’s officers and directors have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.17     Title to Assets.   Each Credit Party has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all liens, claims, charges or other encumbrances or restrictions on the transfer or use of same.  Except as would not have a Material Adverse Effect, the assets and properties of each Credit Party are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.18     Intellectual Property. Each Credit Party owns or possesses adequate and legally enforceable  rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. No Credit Party’s officers and directors have any knowledge of any infringement by any Credit Party of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of each Credit Party’s officers and directors, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to each Credit Party’s officers and directors knowledge, being threatened against, any Credit Party regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and no Credit Party is aware of any facts or circumstances which might give rise to any of the foregoing.

7.19     Labor and Employment Matters.  The Credit Parties are not involved in any labor dispute or, to the knowledge of the officers and directors of each Credit Party, is any such dispute threatened. To the knowledge of the Credit Parties and their officers and directors, none of the employees of the any Credit Party is a member of a union and the Credit Parties believe that its relations with its employees are good.  To the knowledge of the Credit Parties and their officers and directors, the Credit Parties have complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.20     Insurance.  The Credit Parties are covered by valid, outstanding and enforceable policies of insurance  which were issued to it  by reputable insurers of  recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Credit Parties are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”).   Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement.  Credit Parties have complied with the provisions of such Insurance Policies. No Credit Party has been refused any insurance coverage sought or applied for and no Credit Party has any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of any Credit Party.

7.21     Permits.  The Credit Parties possess all Permits necessary to conduct its business, and no Credit Party has received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits.  All such Permits are valid and in full force and effect and each Credit Party is in full compliance with the respective requirements of all such Permits.

7.22     Lending Relationship.   Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that Borrower has not relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Notes payable to its order as evidence of the Loans and will receive the Fee Notes payable to its order as evidence of the Investment Banking Fee.

7.23     Compliance with Regulation U.  No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.24     Governmental Regulation.   Borrower is not, or after giving effect to any Loan, will not be, subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.25     Bank Accounts.   Schedule7.27 sets forth, with respect to each account of each Credit Party with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such  account,  if  any;  and  (iv)  the  names  of  all  authorized  signatories  and  other  Persons authorized to withdraw funds from each such account.

7.26     Places of Business.   The principal place of business of each Credit Party is set forth on Schedule 7.28 and the Credit Parties shall promptly notify Lender of any change in such location.  The Credit Parties will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling  stock;  (iii)  Inventory  sold  or  leased  in  the  Ordinary  Course  of  Business;  and  (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of Borrower.

7.27     Illegal Payments.  No Credit Party, nor any director, officer, member, manager, agent, employee or other Person acting on behalf of any Credit Party has, in the course of his actions for, or on behalf of, any Credit Party: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.28     Related Party Transactions.  With the exception of those transactions disclosed to the Lender in writing prior to the date hereof, and except for arm’s length transactions pursuant to which Borrower makes payments in the Ordinary Course of Business upon terms no less favorable  than  Borrower  could  obtain  from  third  parties,  none  of  the  officers,  directors, managers, or employees of Borrower, nor any stockholders, members or partners who own, legally or beneficially, five percent (5%) or more of the ownership interests of Borrower (each a “MaterialShareholder”), is presently a party to any transaction with Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of Borrower’s officers and directors, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of Borrower or Material Shareholder is an officer, director, trustee or partner.  There are no claims, demands, disputes or Proceedings of any nature or kind between Borrower and any officer, director or employee of Borrower or any Material Shareholder, or between any of them, relating to Borrower.

7.29     Internal  Accounting  Controls.     Borrower  maintains  a  system  of   internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in  accordance  with  management’s  general  or  specific  authorizations;  (ii) transactions  are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.30     Brokerage Fees.  There is no Person acting on behalf of Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.31     No General Solicitation.   Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Notes, the Fee Notes or the shares issuable upon conversion of the Revolving Notes or the Fee Notes.

7.32     No Integrated Offering.   Neither Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Notes, the Fee Notes or any securities issuable upon conversion of the Revolving Notes or the Fee Notes under the Securities Act or cause this offering of such securities to be integrated with prior offerings by Borrower for purposes of the Securities Act.

7.33     Private Placement.  No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Revolving Notes, the Fee Notes or the shares issuable upon conversion of the Revolving Notes or the Fee Notes as contemplated hereby.

7.34     Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.         NEGATIVE COVENANTS.

8.1       Indebtedness.   The Credit Parties shall not, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)       the Obligations;

(b)       endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business;

(c)       obligations  for  taxes,  assessments,  municipal  or  other  governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)       obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; provided that, any management or similar fees payable by the Credit Parties shall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

(e)       obligations  existing  on  the  Closing  Date  which  are  disclosed  on  the financial statements referred to in Section 7.10;

(f)        unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business;

(g)       Funded   Indebtedness   existing  on  the  Closing  Date,  including  any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(h)       Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed $250,000 in the aggregate at any time;

(i)        Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(j)        Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(k)       Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; and

(l)        unsecured Funded Indebtedness in the amount of up to One Million Six Hundred Thousand United States Dollars ($1,600,000) which shall be assumed by the Borrower in connection with the acquisition of one hundred percent (100%) of the issued and outstanding shares of common stock of Northridge by a Credit Party.

8.2       Encumbrances.  The Credit Parties shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Credit Parties; whether owned at the Closing Date or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

8.3       Investments.  The Credit Parties shall not, either directly or indirectly, make or have  outstanding  any new  investments  (whether  through purchase  of  stocks,  obligations  or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a)       the stock or other ownership interests in a Subsidiary existing as of the Closing Date;

(b)       investments in direct obligations of the United States or any state in the United States;

(c)       trade credit extended by the Credit Parties in the Ordinary Course of Business;

(d)       investments in securities of Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e)       investments existing on the Closing Date and disclosed and consented to by the Lender in writing prior to the Closing Date;

(f)        Contingent Liabilities permitted pursuant to Section 8.1;

(g)       Capital Expenditures permitted under Section 8.5; or

(h)       the issuance of up to forty million (40,000,000) shares of common stock of the Borrower which shall be issued by the Borrower in connection with the acquisition of one hundred percent (100%) of the issued and outstanding shares of common stock of Northridge by a Credit Party.

8.4       Transfer; Merger.  The Credit Parties shall not, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that the Credit Parties may:

(a)       sell or lease Inventory and Equipment in the Ordinary Course of Business;

(b)       upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of Borrower may merge with (so long as Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to Borrower;

(c)       dispose of used, worn-out or surplus equipment in the Ordinary Course of Business;

(d)       discount  or  write-off  overdue  Accounts  for  collection  in  the  Ordinary Course of Business;

(e)       sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 8.3 in the Ordinary Course of Business; and

(f)        grant Permitted Liens.

8.5       Capital Expenditures.  Without Lender’s prior consent, the Credit Parties shall not make or incur obligations for any Capital Expenditures in any fiscal year.

8.6       Issuance of Stock.  The Credit Parties shall not, either directly or indirectly, issue or distribute any additional capital stock, membership interest or other securities of the Credit Parties without the prior written consent of Lender, provided, however, the Credit Parties shall be permitted to issue or distribute capital stock, membership interest, or other securities to the extent that such issuance or distribution does not result in a Change in Control of any Credit Party.

8.7       Distributions; Restricted Payments.  The Credit Parties shall not: (i) purchase or redeem any shares of its stock or membership interests or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose or make any distribution to its shareholders, make any distribution of its property or assets or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, such Borrower’s Affiliates, officers, partners or employees, without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as permitted hereunder; or (iii) increase the annual salary paid to any officers of the Credit Parties as of the Closing Date.

8.8       Use of Proceeds.  Neither the Credit Parties nor any of their Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.

8.9       Business Activities; Change of Legal Status and Organizational Documents.  The Credit Parties shall not: (i) engage in any line of business other than the businesses engaged in on the Closing Date and business reasonably related thereto; (ii) change its name, Organizational Identification Number, its type of organization, its jurisdictions of organization or other legal structure;  or  (iii)  permit  their  Articles  of  Incorporation,  Bylaws,  or  other  organizational documents to be amended or modified in any way which could reasonably be expected to adversely affect the interests of Lender.

8.10     Transactions  with  Affiliates.     The  Credit  Parties  shall  not  enter  into  any transaction with any of their Affiliates, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Credit Parties than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Credit Parties.

8.11     Bank Accounts.  The Credit Parties shall not maintain any bank, deposit or credit card   payment   processing   accounts   with   any   financial   institution,   Payment   Processing Companies, or any other Person, for the Credit Parties or any Affiliate of the Credit Parties, other than the Credit Parties’ respective accounts listed in the attached  Schedule 7.27, and other than the Lock Box Account established pursuant to this Agreement.  Specifically, no Credit Party may change, modify, close or otherwise affect the Lock Box Account or any of the other accounts listed  in   Schedule 7.27,  without  Lender’s  prior  written  approval,  which  approval  may  be withheld or conditioned in Lender’s sole and absolute discretion.

9.         AFFIRMATIVE COVENANTS.

9.1       Compliance with Regulatory Requirements.  Upon demand by Lender, Borrower shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the Closing Date any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans.  Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans.

9.2       Corporate Existence.  Each Credit Party shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which each Credit Party are presently conducting.

9.3       Maintain Property.   The Credit Parties shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Credit Parties deem appropriate in their reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  The Credit Parties shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours.  During the continuance of any Event of Default, Lender shall, at Borrower’s expense, have the right to make additional inspections without providing advance notice.

9.4       Maintain Insurance.  The Credit Parties shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by the Credit Parties which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Prior to the date of the funding  of  any  Loans  under  this  Agreement,  each  Credit  Party  shall  deliver  to  Lender  a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Credit Parties, shall identify Lender as sole/lender’s loss payee and as an additional insured.  In the event the Credit Parties fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by the Credit Parties hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable.  This insurance coverage: (i) may, but need not, protect the Borrower’s and its Subsidiaries’ interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, the Credit Parties in connection with such property, including, but not limited to, the Collateral.  The Credit Parties may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Credit Parties to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which Borrower may be able to obtain on their own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by the Credit Parties.

9.5       Tax Liabilities.

(a)       The Credit Parties shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Credit Parties or any of their properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless  and  to  the  extent  that  the  same  are  being  contested  in  good  faith  by  appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)       The Credit Parties shall be solely responsible for the payment of any and all  documentary  stamps  and  other  taxes  in  connection  with  the  execution  of  the  Loan Documents.

9.6       ERISA Liabilities; Employee Plans.  The Credit Parties shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by the Credit Parties of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered  and  operated  in  a manner  that  does  not  cause the  Employee  Plan  to  lose  its qualified status.

9.7       Financial Statements.  Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year-end adjustments and need not be consolidated), and shall furnish  to  Lender  or  its  authorized  representatives  such  information  regarding  the  business affairs, operations and financial condition of the Credit Parties as Lender may from time to time request or require, including, but not limited to:

(a)       If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable  detail,  prepared  and  reviewed  by  an  independent  certified  public  accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)       as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower;

(c)       as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower;

(d)       within three (3) days of receipt by any Credit Party, a copy of any and all bank statements of such Credit Party for the month then ended;

(e)       as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of a variance report which shall compare the intended use of the loan proceeds submitted at Closing pursuant to Section 3.3(e) with the actual use of the loan proceeds set forth on the report delivered to the Lender as of the Closing Date, including explanations for variances over or under ten percent (10%), in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of Borrower.

No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. The Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Credit Parties in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of Borrower and make extracts therefrom. Borrower shall at all times comply with all reporting requirements of the SEC to the extent applicable.

The Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

In addition to any remedies which may be available hereunder, upon each occurrence of Borrower’s failure to timely comply with the reporting requirements contained in this Section, to the extent that the Fee Notes remain outstanding and owned by the Lender, Borrower  agrees  to  immediately  pay  eight  and  thirty-three  one  hundredths  of  one  percent (8.33%) of the outstanding principal balance remaining unpaid at the time of such failure to Lender.

9.8       Supplemental  Financial  Statements.  Borrower  shall  promptly  upon  receipt thereof, provide to  Lender copies of interim  and supplemental reports if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

9.9       Aged Accounts/Payables Schedules.  The Credit Parties shall within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the Accounts of the Credit Parties, listing the name and amount due from each Customer and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by an officer of the Credit Parties. The Credit Parties shall within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of the Credit Parties, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31- 60 days; (x) 61-90 days;  (y) 91-120 days; and (z) more than 120 days, and certified as accurate by an officer of the Credit Parties.

9.10     Field Audits. The Credit Parties shall allow Lender, at Borrower’s sole expense (no more than four (4) times a year at One Thousand Five Hundred and No/100 United States Dollars (US$1,500) per visit or audit, so long as no Event of Default has occurred and is continuing), to conduct a field examination of the assets and records of the Borrower and its Subsidiaries, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.   The foregoing notwithstanding, (i) from and after the occurrence and during the continuation of an Event of Default or any event which with notice, lapse of time or both would become an Event of Default, or (ii) in the event that the Borrower’s cash flow indicates more than a fifteen percent (15%) reduction from the previous month pursuant to the monthly financial statements, Lender may conduct field examinations in its sole discretion and such costs shall be at the sole expense of Borrower.

9.11     Security  Interest  Confirmation  Fee.      Provided   that   any   amounts   remain outstanding under the Agreement or the Revolving Note or the Fee Notes, on the Closing Date and April 1 of each calendar year while such amounts remain outstanding, Borrower shall pay Lender a fee of One Thousand Two Hundred Fifty and No/100 United States Dollars (US$1,250.00) per year for Lender to conduct annual confirmations of its respective security interests in the Collateral.

9.12     Negative EBIDTA Notice and Other Reports. Borrower shall provide prompt written notice to Lender if the Borrower fails to comply with Sections 10.1 and 10.2 herein.  In addition, Borrower shall within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

9.13     Collateral Records. The Credit Parties shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by each Credit Parties indicating that Lender has a Lien in such Chattel Paper.

9.14     Notice of Proceedings. The Credit Parties shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer or director of the Credit Parties, give written notice to Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

9.15     Notice of Default.  The Credit Parties shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

9.16     Environmental Matters.  If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Credit Parties or Affiliate, the Credit Parties shall cause the prompt containment and/or removal  of  such  Hazardous  Substances  and  the  remediation  and/or  operation  of  such  real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.   Without limiting the generality of the foregoing, Credit Parties shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Credit Parties of activities in response to the release or threatened release of a Hazardous Substance.   To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Credit Parties shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

9.17     Subsidiaries.  Any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Credit Parties following the Closing Date, within ten (10) Business Days of such event, shall become an additional Credit Party hereto, and the Credit Parties shall take any and all actions necessary or advisable to cause said Subsidiary to execute a counterpart to this Agreement and any and all other documents which the Lender shall require, including, but not limited to, causing such party to execute those documents contained in Section 3.4 hereof.

9.18     Reporting Status; Listing.  So long as this Agreement remains in effect, and for so long as the Revolving Notes and the Fee Notes remain outstanding, the Borrower shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to the Borrower of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any shares of the Borrower’s Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Borrower shall comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc.   and such other Governmental Authorities, as applicable. The Borrower shall promptly provide to Lender copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

9.19     Rule 144.   So long as Lender owns, legally or beneficially, any securities of
Borrower, Borrower shall, at its sole expense:

(a)       Make,  keep  and  ensure  that  adequate  current  public  information  with respect to Borrower, as required in accordance with Rule 144, is publicly available;

(b)       furnish to the Lender, promptly upon reasonable request: (A) a written statement by Borrower that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the shares of Common Stock acquired hereunder or under the Revolving Notes or the Fee Notes pursuant to Rule 144 without limitation or restriction; and

(c)       promptly at the request of Lender, give Borrower’s transfer agent (the “TransferAgent”) instructions to the effect that, upon the Transfer Agent’s receipt from Lender of a certificate (a “Rule 144 Certificate”) certifying that Lender’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the shares of Common Stock issuable upon conversion of the Revolving Notes or the Fee Notes which Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than the required holding period pursuant to Rule 144,, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re- issued)  Securities  Being  Sold  without  any  restrictive  legend  and  without  recording  any restrictions on the transferability of such shares on the Transfer Agent’s books and records.  In this regard, upon Lender’s request, Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement   (the   “Rule 144 Opinion”).   If   the   Transfer   Agent   requires   any   additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, Borrower shall promptly deliver or cause to be delivered to the Transfer Agent  or  to  any  other  Person,  all  such  additional  documentation  as  may  be  necessary  to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at Borrower’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by Borrower, and if not paid by Borrower, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due  and  payable  by  Borrower  to  Lender  immediately  upon  demand  therefor,  and  all  such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Notes and the Fee Notes and secured under the Loan Documents.

9.20     Reservation of Shares.  Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Revolving Notes and the Fee Notes in accordance with its terms (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Revolving Notes and the Fee Notes then outstanding, Borrower shall increase the Share Reserve accordingly.  If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within sixty (60) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized. Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

9.21     Northridge Acquisition.   On or before December 31, 2013, a Credit Party shall purchase one hundred percent (100%) of the issued and outstanding common stock of Northridge and such purchase price and transaction documents evidencing such purchase, including, but not limited to, all terms and conditions therein contained, shall be in form and substance satisfactory to the Lender in its sole discretion.

9.22     Subordination Agreement.    Upon  any issuance  of  debt  permitted  pursuant  to Section 8.1(l),  the  Borrower shall  immediately  cause the  holder  of  such  debt  to  execute  a Subordination Agreement, to the satisfaction of the Lender in its sole and absolute discretion.

10.       FINANCIAL COVENANTS.

10.1     Positive EBITDA.   Borrower shall at all times cause a positive EBITDA to be maintained.

10.2     Revenue Covenant.  For each calendar quarter while this Agreement remains in effect, Borrower shall have sales revenues that are not less than seventy-five percent (75%) of the sales revenues shown on the most recent of the Borrower’s financial statements, as provided to Lender and certified as true and correct by the chief executive officer of the Borrower as of the final day of each calendar quarter.

10.3     Loan to Value Ratio.  At all times, the ratio of the Revolving Loan Commitment to the value of the Collateral, such value to be based on the financial information and documentation delivered by the Borrower to the Lender from time to time and to be determined by the Lender in its sole discretion, shall be no more than 1.00 to 2.00.

10.4     Positive Current Ratio Covenant.    All  Credit  Parties,  when  calculated  in  the aggregate, shall, at all times, maintain Current Assets (excluding inventory) greater than Current Liabilities.

11.       EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

11.1     Nonpayment of Obligations.  Any amount due and owing on the Revolving Notes, the Fee Notes or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

11.2     Misrepresentation.  Any written warranty, representation, certificate or statement of any Credit Party in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

11.3     Nonperformance.   Any failure by a Credit Party to perform or default in the performance  of  any  covenant,  condition  or  agreement  contained  in  this  Agreement  (not otherwise addressed in this Article 11), which failure to perform or default in performance continues for a period of thirty (30) days after Borrower’s officers or directors receive notice or knowledge from any source of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

11.4     Default under  Loan Documents.    Any  failure  to  perform  or  default  in  the performance by a Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

11.5     Default under Other Obligations.   Any default by Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on  Borrower.

11.6     Assignment for Creditors.  Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of such Credit Party is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Credit Party, such Credit Party, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

11.7     Bankruptcy.    Any proceeding  involving  a Credit  Party,  is  commenced  by or against a Credit Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against a Credit Party: (i) the Credit Party, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

11.8     Judgments.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of a Credit Party for an amount in excess of $25,000 and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under Loan Documents, as determined by Lender in its sole discretion, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

11.9     Material Adverse Effect.  A Material Adverse Effect shall occur.

11.10   Change in Control.   Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, Borrower provides Lender  with  information  concerning  the  identity  and  qualifications  of  the  individual  or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender’s sole discretion.

11.11   Collateral Impairment.   The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral  under  a  separate  security  agreement  securing  any  of  the  Obligations,  and  such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which  causes  Lender  to  reasonably  believe  that  it  is  insecure  and  that  the  likelihood  for repayment of the Obligations is or will soon be impaired, time being of the essence.  The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Credit Parties to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

11.12   Adverse Change in Financial Condition. The determination in good faith by the Lender that a material adverse change has occurred in the financial condition or operations of any Credit Party, or the Collateral, which change could have a Material Adverse Effect on the prospect for the Borrower to fully and punctually realize the full benefits conferred on Lender by this Agreement, or the prospect of repayment of all Obligations.

11.13   Failure to Make Installment Payments to IRS.  Any failure by Borrower to make payments to the IRS in compliance with the payment schedule of the installment agreement and within any applicable cure period contained therein.

11.14   Adverse Change in Value of Collateral. The determination in good faith by the Lender that the security for the Obligations is or has become inadequate.

11.15   Prospect of Payment or Performance. The determination in good faith by Lender that the prospect for payment or performance of any of the Obligations is impaired for any reason.

12.       REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity.   Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 11.6, “Assignment for Creditors”, or Section 11.7, “Bankruptcy”, all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender.  The Credit Parties hereby waive any and all presentment,  demand,  notice  of  dishonor,  protest,  and  all  other  notices  and  demands  in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.   Each Credit Party agrees that in the event that a Credit Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Notes, the  Fee Notes, and other  Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Upon the occurrence of an Event of Default, in addition to any other rights or remedies the Lender may have under the Loan Documents or applicable law, the Lender shall have the right, but not the obligation, to cause the Confession of Judgment to be entered into a court of competent jurisdiction.

13.       MISCELLANEOUS.

13.1     Obligations Absolute.  None of the following shall affect the Obligations of the Credit Parties to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)       acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)       release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrower);

(c)       release, extension, renewal, modification or substitution by Lender of the Revolving Notes, the Fee Notes or any note evidencing any of the Obligations; or

(d)       failure of Lender to resort to any other security or to pursue the Credit Parties or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2     Entire Agreement.  This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the Credit Parties and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Credit Parties and Lender. No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained  herein  or  in  the  Loan  Documents.    This  Agreement  and  the  Loan  Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

13.3     Amendments; Waivers.  No amendment, modification, termination, discharge or waiver  of  any provision  of  this  Agreement  or  of  the  Loan  Documents,  or  consent  to  any departure by the Credit Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

13.4     WAIVER   OF   DEFENSES.   THE   CREDIT   PARTIES   WAIVE   EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY  HAVE AS OF THE CLOSING DATE TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE CLOSING DATE.   THIS PROVISION  IS A  MATERIAL  INDUCEMENT FOR  LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

13.5     WAIVER  OF  JURY  TRIAL.  LENDER  AND  EACH  OF  THE  CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTES, THE FEE NOTES, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND THE CREDIT PARTIES ARE ADVERSE PARTIES.   THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

13.6     MANDATORY FORUM SELECTION.   ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT  SUCH CLAIM  IS BASED UPON BREACH  OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE    AND/OR    FEDERAL    COURTS    LOCATED    IN    BROWARD    COUNTY, FLORIDA.  THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

13.7     Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law.  In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest  payment  period  exceeds  the  limit  imposed  by  the  usury  laws  of  the  jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had  specifically  designated  such  excess  sums  to  be  so  applied  to  the  reduction  of  such outstanding principal balance and the Lender hereof had agreed to accept such sums as a penalty- free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums  in  excess  of  those  lawfully collectible  as  interest  rather  than  accept  such  sums  as  a prepayment of the outstanding principal balance.   It is the intention of the parties that the Borrower do not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

13.8     Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Notes, the Fee Notes, any Loan Document, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral.  In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.  This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns.  All references herein to Borrower, Guarantor or Credit Party shall be deemed to include any successors, whether immediate  or  remote.   In  the  case  of  a joint venture  or  partnership,  the  term  “Borrower”, “Guarantor” or “Credit Party” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.9     Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

13.10   Publicity.   Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby; provided, however, that Borrower shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations.  Notwithstanding the foregoing, Borrower shall use their best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

13.11   Binding Effect.    This  Agreement  shall  become  effective  upon  execution  by Borrower, the Guarantor and Lender.

13.12   Governing Law.  Except in the case of the Mandatory Forum Selection clause set forth in Section 13.6 hereof, this Agreement, the Loan Documents, the Revolving Notes and the Fee Notes shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions.

13.13   Enforceability.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.14 Survival of Borrower’s Representations.      All  covenants,  agreements, representations and warranties made by the Credit Parties herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Notes and the Fee Notes, and shall be deemed to be continuing representations and warranties until such time as the Credit Parties have fulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

13.15   Extensions of Lender’s Commitment and the Revolving Notes.  This Agreement shall  secure  and  govern  the  terms  of  any extensions  or  renewals  of  Lender’s  commitment hereunder and the Revolving Notes pursuant to the execution of any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Notes.

13.16   Time of Essence.  Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Credit Parties of each covenant, agreement, provision and term of this Agreement.

13.17   Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

13.18   Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by the Credit Parties and has been delivered to Lender by a properly authorized representative of the Credit Parties, whether or not that is in fact the case. Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

13.19   Notices.   Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and  will  be  deemed  to  have  been  delivered:  (i)  if  mailed  by  certified  mail,  return  receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.   Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the  following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some  other  form  of  written  confirmation)  that  the  notice  has  been  received  by  the  other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on the Credit Parties in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances:

If to the Credit Parties:	1525 Montana Avenue, Suite C Santa Monica, CA 90403 Attention: Gareth West Facsimile: (310) 260-9937
With a copy to: (which shall not constitute notice)	TroyGould 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Attention: Istvan Benko, Esq. Facsimile: (310) 789-1426
If to Lender:	TCA Global Credit Master Fund, LP 1404 Rodman Street Hollywood, FL 33020 Attention: Robert Press Facsimile: (786) 323-1651
With a copy to: (which shall not constitute notice)	Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Attention: Seth A. Brookman, Esq. Facsimile: (732) 395-4401

13.20   Indemnification.  Each Credit Party agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Notes, the Fee Notes, any other instruments and documents delivered hereunder, or under any other agreement between any Credit Party and Lender; provided, however, that the Credit Parties shall not have any  obligations  hereunder  to  any  Lender  Indemnitee  with  respect  to  matters  caused  by  or resulting from the willful misconduct or gross negligence of such Lender Indemnitee.  To the extent  that  the  undertaking  to  indemnify  set  forth  in  the  preceding  sentence  may  be unenforceable because it violates any law or public policy, the Credit Parties shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage,  penalty,  cost  or  expense  covered  by this  indemnity shall  be  paid  to  each  Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of the Credit Parties and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.21   Release.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Credit Parties hereby agree to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs,  expenses,  damages,  sums  of  money,  accounts,  bonds,  bills,  covenants,  promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date, including, without  limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by the Credit Parties with Lender and any and all claims that the Credit Parties does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

13.22   Interpretation.   If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same.  The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

13.23   Compliance with Federal Law.  The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any government, foreign or national; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply, and cause each of such Credit Party’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.  As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

13.24   Non-U.S. Status. THE LENDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS  OBLIGATION  WILL  BE  SUBJECT  TO  LIMITATIONS  UNDER  THE  UNITED STATES INCOME TAX LAW.

[ signature page follows ]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Credit Agreement as of the Closing Date.

BORROWER:

ENCORE BRANDS, INC.

By:______________________
Name: Gareth West
Title:   Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:      TCA Global Credit Fund GP, Ltd.
Its:      General Partner

By:______________________
Name: Robert Press
Title:   Director

[ signature page 1 of 2 ]

CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing senior secured revolving credit facility agreement as a guarantor, hereby consents and agrees to said senior secured revolving credit facility agreement and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said senior secured revolving credit facility agreement to the same extent as if the undersigned were a party to said senior secured revolving credit facility agreement.

GUARANTOR:

NORTHRIDGE MILLS HOLDINGS, INC.

By:___________________
Name: Patrick Aroff
Title:   President

[ signature page 2 of 2 ]

INDEX OF EXHIBITS

Exhibit A	Form of Confession of Judgment
Exhibit B	Form of Fee Note
Exhibit C	Form of Guaranty
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Revolving Note
Exhibit F-1	Form of Security Agreement (Borrower)
Exhibit F-2	Form of Security Agreement (Subsidiary/Guarantor)
Exhibit G	Form of Subordination Agreement
Exhibit H	Form of Validity Guaranty

INDEX OF SCHEDULES

Schedule 7.1	Subsidiaries
Schedule 7.4	Outstanding Securities
Schedule 7.10	Financial Statements
Schedule 7.17	Real Property
Schedule 7.27	Bank Accounts and Deposit Accounts
Schedule 7.28	Places of Business

Exhibit A

Form of Confession of Judgment

Exhibit B

Form of Fee Note

Exhibit C

Form of Guaranty

Exhibit D

Form of Pledge Agreement

Exhibit E

Form of Revolving Note

Exhibit F-1

Form of Security Agreement (Borrower)

Exhibit F-2

Form of Security Agreement (Subsidiary)

Exhibit G

Form of Subordination Agreement

Exhibit H

Form of Validity Guaranty

Schedule 7.1

Subsidiaries

None

Schedule 7.4

Outstanding Securities

(i)	the Borrower has agreed to issue 3,000,000 shares of common stock in lieu of cash to Alex McKean as compensation for his services acting as Chief Financial Officer during the years 2009 to 2012.
(ii)
the Borrower intends to repay a creditor in shares of the Borrower’s common stock.  The exact number of shares to be issued has not been agreed to, but the maximum amount of such shares will not exceed 500,000 shares.

(iii)
other  than  as  listed  in  this  Schedule  7.4,  there  are  no  outstanding  options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever  relating  to,  or  securities  or  rights  convertible  into,  any shares  of capital stock of the Borrower, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares  of  capital  stock  of  the  Borrower  or options,  warrants,  scrip,  rights  to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Borrower;

(iv)
there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of the Borrower, or by which the Borrower is or may become bound;

(v)
other than the financing statement in favor of JP Morgan Chase Bank, N.A., there are no financing statements filed with any governmental authority securing any obligations of the Borrower, or filed in connection with any assets or properties of the Borrower;

(vi)
there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and

(vii)
there are no outstanding securities or instruments of Borrower which contain any redemption or similar provisions, and there are no contracts or agreements by which Borrower is or  may become bound to  redeem a security of  Borrower (except pursuant to this Agreement).

Schedule 7.10

Financial Statements

(see attached)

Schedule 7.17

Real Property

None

Schedule 7.27

Bank Accounts and Deposit Accounts

Bank:             City National Bank

Address:        3483 Central Avenue, Riverside, California 92506

Account Name:  Northridge Mills Holdings, Inc.

Routing Number: 122016066

Account Number:  xxxxxxxxxx

Bank:             Pacific Western Bank

Address:        456 Santa Monica Boulevard, Santa Monica, California 90401

Account Name:  Encore Brands, Inc.

Routing Number: 122239335

Account Number:  xxxxxxxxxx

Schedule 7.28

Places of Business

Encore Brands, Inc.
1525 Montana Avenue, Suite C
Santa Monica, CA 90403

Northridge Mills Holdings, Inc.
1901 First Street
San Fernando, California 91340